UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

Broder Bros., Co.

(Exact name of registrant as specified in its charter)

Michigan	333-110029	38-1911112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Neshaminy Interplex, 6th Floor

Trevose, Pennsylvania 19053

(Address of Principal executive offices, including Zip Code)

(215) 291-6140

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of October 2, 2007, Broder Bros., Co. (the “Company”) entered into an employment agreement with Martin J. Matthews (the “Agreement”) to serve as Chief Financial Officer of the Company. He will act as the Company’s principal financial officer and principal accounting officer. Under the Agreement, Mr. Matthews is entitled to an annual salary of $220,000 per year and reimbursement of reasonable business expenses. Mr. Matthews is eligible to participate in a bonus plan to be approved by the Board at a target payout level of 50% of his annual salary in each year. In the event of termination of his employment with the Company without Cause or due to Mr. Matthews’ resignation with Good Reason he will receive one year of salary and benefits.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Broder Bros., Co. and Martin J. Matthews.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRODER BROS., CO.

/s/ Thomas P. Myers
Date: October 3, 2007	Name:	Thomas P. Myers
	Title:	Chief Executive Officer

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